Your Vote Counts! 1410 LAKESIDE PARKWAY SUITE 200 FLOWER MOUND, TX 75028 MANNATECH, INCORPORATED 2023 Annual Meeting Vote by June 5, 2023 11:59 PM ET You invested in MANNATECH, INCORPORATED and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on June 6, 2023. *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V14875-P84134 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote Virtually at the Meeting* June 6, 2023 9:00 AM CDT Virtually at: www.virtualshareholdermeeting.com/MTEX2023 V1.2

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V14876-P84134 01) John A. Seifrick 1. Election of Director Nominee: 2. To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm, for the year ending December 31, 2023. 3. To approve on an advisory basis executive compensation (“Say-on-Pay”). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For For For